UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2022

FERGUSON PLC

(Exact Name of Registrant as Specified in its Charter)

Jersey, Channel Islands	001-40066	98-1499339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1020 Eskdale Road,
Winnersh Triangle, Wokingham,
Berkshire, United Kingdom	RG41 5TS
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 118 927 3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of 10 pence	FERG	New York Stock Exchange
Indicate by check mark		London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

As described under Item 5.07 below, at the annual general meeting (the “Annual General Meeting”) of holders of ordinary shares of 10 pence each in the share capital of Ferguson plc (the “Company”) on November 30, 2022, the shareholders of the Company approved the proposal to adopt the proposed new articles of association (“New Articles”) of the Company in substitution for, and to the exclusion of, the then-existing articles of association of the Company (the “Prior Articles”). The New Articles became effective on November 30, 2022. The New Articles amended and restated the Company’s Prior Articles to reflect corporate governance market practices for U.S. listed companies. The changes effected by the New Articles, include, without limitation, the following:

•

providing that following the date that the Company ceases to be a “foreign private issuer” (“FPI”) (as defined under the rules of the U.S. Securities and Exchange Commission (the “SEC”)), shareholders of the Company must comply with specified advance notice provisions (set forth under Article 72 of the New Articles) in order to propose any business for consideration at a general meeting, including any nominees for election to the Company’s Board of Directors (the “Board”);

•

establishing that, to be timely in the case of annual general meetings, shareholder notices pursuant to the Company’s advance notice requirements must be delivered not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date of the preceding year’s annual general meeting, subject to certain conditions;

•

providing that following the date that the Company ceases to be an FPI, only the Board or shareholders holding, at the date of the delivery of the required notice, not less than one-tenth of the total voting rights of the shareholders who have the right to vote at the general meeting (or such other voting rights threshold as may be prescribed by the Companies (Jersey) Law 1991, as amended (“Jersey Companies Law”), from time to time hereafter) shall have the right to requisition a general meeting other than an annual general meeting;

•

permitting the Company to utilize and rely on the notice-and-access method of delivering meeting materials, soliciting proxies and receiving voting instructions from shareholders adopted by the SEC, following the date that the Company ceases to be an FPI;

•

decreasing the written consent threshold for varying the rights attached to any class of shares of the Company from three-quarters (in nominal value) to two-thirds (in nominal value) of the issued and outstanding shares of the applicable class of shares of the Company;

•

increasing the quorum requirements for general meetings and requiring at least a majority of the shares entitled to be voted at such meeting, instead of three qualifying persons, to be present at a general meeting in person, or represented by proxy;

•	providing that the record date for a general meeting should be not less than 10 days (instead of 48 hours) nor more than 60 days before the date of the meeting;

•

changing the notice requirements for general meetings and requiring that general meetings, including an annual general meeting, be called by the Company by providing not less than 14 clear days’ nor more than 60 days’ notice, instead of at least 21 clear days’ notice for annual general meetings and at least 14 clear days’ notice for other general meetings;

•

providing the Company with additional flexibility in relation to the procedures for, and conduct of, general meetings of shareholders, including the ability to hold general meetings by means of an electronic facility or facilities and the flexibility to change the place or time of a general meeting by means of a notice on the Company’s website or an announcement to a regulatory information service (instead of publication in at least two national newspapers as required under the Prior Articles);

•

providing that (i) the federal district courts of the United States be the exclusive forum for the resolution of any cause of action arising against the Company or any director, officer, employee or agent of the Company under the Securities Act of 1933, as amended, and (ii) the Courts of Jersey be the exclusive forum for any other action including, but not limited to, any derivative action or proceeding brought on behalf of the Company;

•

removing the requirement that the Company send to each shareholder and each holder of the Company’s debentures a copy of the Company’s Jersey statutory annual accounts and reports (or a summary thereof) at least 21 clear days prior to the date of a meeting at which those documents are laid in accordance with the provisions of the Jersey Companies Law;

•

removing the restriction on Company political donations to a political party, political organization or independent political candidate, or incurring any political expenditure, except where specifically authorized by ordinary resolution (the Company’s practice to not make any political donations remains the same and going forward the Company will act in accordance with its internal policy covering political donations);

•	removing director retirement provisions and providing the Board the authority to determine and fix its size;

•	removing certain provisions which were relevant only for companies with a Premium Listing on the London Stock Exchange; and

•	making certain clarifying and conforming changes.

The foregoing description is qualified in its entirety by the full text of the Memorandum and Articles of Association of the Company, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As indicated under Item 5.07 below, the Ferguson Non-Employee Director Incentive Plan 2022 (the “Plan”) was approved by the shareholders of the Company at the Annual General Meeting and became effective on November 30, 2022. The Plan provides for the issuance of up to 250,000 of the Company’s ordinary shares, subject to adjustment due to recapitalization or reorganization or as otherwise as provided under the Plan, to any of the Company’s current or prospective non-employee directors. Any shares subject to an Award (as defined below) that is canceled, forfeited, or terminated without issuance of the full number of shares to which the Award relates will again be available under the aggregate limit under the Plan.

Awards under the Plan will be granted in one or more of the following forms, at the discretion of the Board or a duly authorized committee of two or more directors designated by the Board (the “Committee”): (i) restricted stock units; (ii) awards in lieu of or in exchange for other awards under the Plan (of the Company or another company that combines with the Company), or for other Company obligations; (iii) dividend equivalents; (iv) other stock-based awards; or (v) any combination of such awards (collectively referred to as “Awards”).

The Plan and the applicable Award agreement will provide for the vesting of Awards to be made subject to the satisfaction of the applicable service-based condition. Subject to applicable law and any insider trading rules adopted by the Company, all Awards will generally vest on the earlier to occur of: (i) the date of the Company’s annual shareholder meeting in the year following the grant date of such Award; or (ii) one year from the grant date of such Award as determined by the Board or Committee. The Board or Committee may, in its sole discretion, grant an Award with a shorter or longer vesting period, and the Board or Committee retains the ability to accelerate the vesting of any Award for any reason in accordance with the Plan.

All Awards, amounts, or benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the Company’s clawback policy set forth in the Company share plans in effect at the time such action occurs or any applicable law related to such actions.

In the event of a Change in Control, unvested Awards will automatically vest solely as a result of the occurrence of the Change in Control (unless otherwise provided in an individual Award agreement, any applicable service agreement, change in control agreement, or other agreement between the Company or an affiliate and the Participant).

The Plan will terminate on September 23, 2032 (or on such earlier date as the Board or the Committee decides), although such termination will not automatically affect any subsisting rights under the Plan.

The foregoing description of the Plan is a summary and is qualified in its entirety by the full text of the Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual General Meeting on November 30, 2022. Shareholders passed each of the matters submitted to a vote of shareholders at the Annual General Meeting by the requisite majorities on a poll. The final voting results for each matter are as follows:

	For	%	Against	%	Withheld*	Broker Non-Vote
1. To receive the Company’s Annual Accounts and Auditors’ Report for the fiscal year ended July 31, 2022.	168,936,139	99.88	199,177	0.12	1,092,018	N/A

2. To declare a final dividend of $1.91 per ordinary share for the fiscal year ended July 31, 2022.	170,148,290	100.00	470	0.00	78,574	N/A

3. To re-elect the directors listed below:
Kelly Baker	168,388,978	98.97	1,756,660	1.03	81,696	N/A
Bill Brundage	162,853,859	95.71	7,293,246	4.29	80,229	N/A
Geoff Drabble	150,806,564	89.58	17,537,154	10.42	1,883,616	N/A
Catherine Halligan	167,794,550	98.62	2,350,865	1.38	81,919	N/A
Brian May	168,515,797	99.04	1,629,248	0.96	82,289	N/A
Kevin Murphy	169,679,080	99.73	467,849	0.27	80,405	N/A
Alan Murray	166,396,964	97.80	3,749,047	2.20	81,323	N/A
Tom Schmitt	156,685,015	92.60	12,528,747	7.40	1,013,572	N/A
Nadia Shouraboura	169,695,418	99.74	450,271	0.26	81,645	N/A
Suzanne Wood	168,675,218	99.65	590,432	0.35	961,684	N/A

4. To reappoint Deloitte LLP as the Company’s statutory auditor under Jersey law until the conclusion of the next Annual General Meeting of the Company.	169,235,233	99.98	32,687	0.02	959,414	N/A

5. To authorize the Audit Committee on behalf of the Directors to agree the remuneration of the Company’s statutory auditor under Jersey law.	170,128,514	99.99	18,963	0.01	79,857	N/A

6. To authorize the Company to incur political expenditure and to make political donations.	168,928,853	99.25	1,272,013	0.75	26,468	N/A

7. To authorize the Company’s Directors to allot equity securities.	158,464,058	93.14	11,674,132	6.86	89,144	N/A

8. To approve the Ferguson Non-Employee Director Incentive Plan 2022.	165,508,185	97.34	4,530,927	2.66	188,222	N/A

9. To authorize the Company’s Directors to allot equity securities without the application of pre-emption rights.	169,690,575	99.91	154,837	0.09	381,922	N/A

10. To authorize the Company’s Directors to allot equity securities without the application of pre-emption rights for the purposes of financing or refinancing an acquisition or specified capital investment.	168,057,269	98.95	1,789,594	1.05	380,471	N/A

11. To authorize the Company to purchase its own ordinary shares.	168,972,872	99.38	1,047,041	0.62	207,421	N/A

12. To adopt new articles of association of the Company.	165,576,361	97.32	4,565,013	2.68	85,960	N/A

*	For Jersey law purposes, a vote withheld is not a vote in law and is not counted in the calculation of the proportion of the votes “For” or “Against” a resolution.

Item 8.01	Other Events.

On each of November 22, 2022 and November 29, 2022, the Company released a weekly report in connection with the Company’s share repurchase program, which are filed as Exhibit 99.1 hereto.

On December 1, 2022, the Company released a notification of total voting rights and capital in the Company, which is filed as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Memorandum and Articles of Association of Ferguson plc

10.1	Ferguson Non-Employee Director Incentive Plan 2022

10.2	Form of Restricted Stock Unit Award Agreement Pursuant to the Ferguson Non-Employee Director Incentive Plan 2022

99.1	Transaction in Own Shares announcements in the period to November 29, 2022

99.2	Notification dated December 1, 2022 titled “Total Voting Rights”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferguson plc

Date: December 1, 2022	By:	/s/ Graham Middlemiss
	Name:	Graham Middlemiss
	Title:	Company Secretary